UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 7, 2020

USA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	001-33365	232679963
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

100 Deerfield Lane, Suite 300 Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: 610-989-0340

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Director and Executive Officer

On May 10, 2020, Donald W. Layden, Jr., former Chief Executive Officer, agreed to resign his employment with USA Technologies, Inc. (the “Company”), effective as of May 8, 2020. Mr. Layden has further agreed to resign from his position as a director on the Board of Directors of the Company (the “Board”), also effective as of May 8, 2020, and will not stand for re-election to the Board at the Company’s upcoming 2020 Annual Meeting of Shareholders, scheduled to be held on May 21, 2020 (the “2020 Annual Meeting”). The resignation was not the result of any disagreement Mr. Layden had with the Company on any matter relating to the Company’s operations, policies, and practices.

Pursuant to a Separation Agreement and Release (the “Release”) entered into by and between Mr. Layden and the Company on May 10, 2020, Mr. Layden will receive no severance pay or other separation benefits in connection with his resignation. The Release provides that Mr. Layden will retain certain vested equity awards in accordance with the terms of the Release, and additionally provides releases of claims by Mr. Layden and, on a limited basis, by the Company. The Release also contains customary restrictive covenants, including perpetual confidentiality and non-disparagement covenants, and a one-year post-employment non-solicit of customers and employees.

The foregoing summary of the Release does not purport to be complete and is qualified in its entirety by the full text of the Release, which is attached to this Current Report on Form 8-K as Exhibit 10.1, and incorporated herein by this reference.

(c) Appointment of New Chief Executive Officer; Employment Agreement with New Chief Executive Officer

On and effective as of May 8, 2020, the Board appointed Sean Feeney as its Chief Executive Officer.

Mr. Feeney is 62 years old. Most recently, Mr. Feeney was CEO of DefenseStorm, Inc., a cybersecurity management platform providing cloud-based and compliance-automated solutions to financial institutions. Previously, he served as CEO of GT Nexus, a cloud-based privately-owned supply chain platform, which was acquired by Infor. Prior to that, he was as an Operating Partner at Golden Gate Capital (GGC), a San Francisco-based private equity firm. While there, he advised on software-focused acquisitions, and also stepped in as Interim CEO for Critigen, a GGC portfolio company providing GPS consulting and data management IT services. He was also CEO at Inovis, until its sale to GXS in 2010 (OpenText), and earlier in his career held senior management positions at CheckFree which was acquired by Fiserv. Mr. Feeney holds a B.S. degree in Engineering from the United States Military Academy at West Point, and proudly served as an Army Officer for six years. He has been an active supporter of the technology community in Atlanta and is a past Chairman of the Technology Alliance of Georgia (TAG). He has a strong track record as CEO of high-growth companies in the technology and payments sectors, along with a deep background in private equity. He also has a keen understanding of our market and brings a great mix of experience building world class organizations, technical breadth, reinvigorating culture, while delivering metrics-driven results.

There is no arrangement between Mr. Feeney and any other persons in connection with Mr. Feeney’s appointment as Chief Executive Officer, and Mr. Feeney has no family relationship with any director or executive officer of the Company. Mr. Feeney has no direct or indirect material interest in any transaction with the Company that is reportable under Item 404(a) of Regulation S-K, nor have any such transactions been proposed.

In connection with Mr. Feeney’s appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Feeney, also dated and effective as of May 8, 2020 (the “Feeney Agreement”). Pursuant to the Feeney Agreement, Mr. Feeney shall serve as Chief Executive Officer of the Company, reporting to the Board, and shall be appointed to the Board as soon as reasonably practicable following the Company’s upcoming 2020 Annual Meeting (or as soon thereafter as the Company’s by-laws permit). The Feeney Agreement provides Mr. Feeney a base salary of $450,000 per year, and, commencing with the Company’s fiscal 2021 year, an annual cash bonus target opportunity each fiscal year equal to 100% of his base salary (up to a maximum of 150% of base salary), with any cash bonus earned based on the terms of the Company’s then-current annual incentive program (with a minimum bonus for fiscal 2021, only, equal to 50% of Mr. Feeney’s base salary).

In addition, Mr. Feeney was awarded an initial inducement equity grant of 1,000,000 stock options, with an exercise price equal to our closing price on May 8, 2020, subject to the terms of a Non-Qualified Stock Option Agreement, also dated as of May 8, 2020 (the “Option Agreement”). The stock options are eligible to vest as follows: (i) 50% of the options are eligible to vest in four equal annual installments on the first four anniversaries of the grant date, (ii) 12.5% of the options are eligible to vest on June 30, 2021, and (iii) an additional 12.5% of the options are eligible to vest on each of June 30, 2022, June 30, 2023, and June 30, 2024, subject to the achievement of performance goals for the fiscal year ending on each such date to be established by the Board, following consultation with Mr. Feeney, as soon as reasonably practicable following the commencement of the applicable fiscal year, and in each case subject to Mr. Feeney’s continued employment through the applicable vesting date. If at least 80% of the performance goals for an applicable fiscal year are achieved, the Compensation Committee may determine that the portion of the option eligible to vest in respect of such fiscal year will vest on a prorated basis. In addition, any of the stock options then-outstanding and unvested will immediately vest upon a “change of control,” as defined in the Feeney Agreement, subject to Mr. Feeney’s continued employment as of immediately prior to the “change of control.”

Under the Feeney Agreement, if Mr. Feeney is terminated without “cause” or resigns for “good reason” (as each term is defined under the Feeney Agreement), then, subject to Mr. Feeney’s execution of a release of claims and continued compliance with the Feeney Agreement, Mr. Feeney will be provided with a severance package consisting of (i) 12 months of continued base salary, (ii) senior executive-level outplacement support for 12 months, and (iii) up to a 12-month COBRA subsidy. However, if such termination occurs within 24 months following a “change of control,” as defined in the Feeney Agreement, then Mr. Feeney will instead be provided a lump sum payment equal to the sum of his base salary and last annual bonus paid in the fiscal year completed prior to such termination.

The Feeney Agreement contains customary restrictive covenants, including perpetual confidentiality, non-disparagement, and intellectual property covenants, as well as a non-compete, non-solicit of customers and suppliers, and non-solicit of employees (including a no-hire) that each apply during employment and for two years following any termination.

The foregoing summary of the Feeney Agreement and the Option Agreement does not purport to be complete and is qualified in its entirety by the complete text of the Feeney Agreement and the Option Agreement, respectively, which are filed as Exhibits 10.2 and 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

(e) COVID-19 Reductions in Certain Executive Salaries

Effective May 11, 2020, because of the uncertainty created by the COVID-19 global pandemic, the base salaries of Michael Wasserfuhr (Chief Financial Officer), James M. Pollock (Chief Compliance Officer), Glen E. Goold (Chief Accounting Officer), Anant Agrawal (Executive Vice President, Corporate Development), and certain other members of the Company’s senior leadership team have been reduced by 20%. These base salary reductions are expected to remain in effect through and including December 31, 2020.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the adoption of Amendment No. 1 (the “Amendment”) to the Rights Agreement, dated as of October 18, 2020 (the “Rights Agreement”), by and between the Company and American Stock Transfer & Trust Company, LLC, as rights agent, and the termination of the Rights Agreement, the Company submitted Articles of Amendment to the Department of State of the State of Pennsylvania (the “Department of State”) on April 28, 2020 (the “Articles of Amendment”). On May 7, 2020, the Company received confirmation from the Department of State that the Articles of Amendment had been successfully filed. Effective April 28, 2020, the Articles of Amendment eliminated from the Company’s Amended and Restated Articles of Incorporation all matters relating to the Series B Preferred Stock designated by the Company on October 18, 2019. No shares of the Series B Preferred Stock were issued or outstanding at the time of the filing of the Articles of Amendment.

This summary description of the Articles of Amendment does not purport to be complete and is qualified in its entirety by the Articles of Amendment, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On May 11, 2020, the Company issued a press release announcing the resignation of Mr. Layden as Chief Executive Officer and President of the Company, and as a member of the Board, and announcing the appointment of Mr. Feeney as Chief Executive Officer. On May 13, 2020, the Company issued a press release announcing the reduction in base salaries of certain members of its senior management team and the grant of stock options to Mr. Feeney. Copies of the press releases are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are furnished herewith.

The press releases furnished pursuant to Item 7.01 of this Form 8-K (Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities under that Section. Furthermore, the press releases shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description

3.1	Articles of Amendment of USA Technologies, Inc., effective April 28, 2020 and accepted on May 7, 2020.

10.1	Separation Agreement and Release, dated May 10, 2020, between USA Technologies, Inc. and Donald W. Layden, Jr.

10.2	Employment Agreement, dated May 8, 2020, between USA Technologies, Inc. and Sean Feeney.

10.3	Non-Qualified Stock Option Agreement, dated May 8, 2020, between USA Technologies, Inc. and Sean Feeney.

99.1	Press release, dated May 11, 2020.

99.2	Press release, dated May 13, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USA TECHNOLOGIES, INC.

By:	/s/ Sean Feeney
Sean Feeney
Chief Executive Officer

Dated: May 13, 2020